                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12

                        [EDAC TECHNOLOGIES CORPORATION]
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                          EDAC TECHNOLOGIES CORPORATION
                             1806 NEW BRITAIN AVENUE
                          FARMINGTON, CONNECTICUT 06032
                                 (860) 677-2603

                  NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON WEDNESDAY, JUNE 7, 2006

      The 2006 Annual Meeting of Shareholders of EDAC Technologies Corporation, a Wisconsin corporation (the "Company"), will be held at the offices of the Company at 1790 New Britain Avenue, Farmington, Connecticut 06032, on Wednesday, June 7, 2006, at 9:30 a.m. local time, to consider and act upon the following matters:

      1. To elect five directors to serve until the next Annual Meeting of Shareholders;

      2. To ratify the appointment of Carlin, Charron & Rosen, LLP as independent auditors of the Company for the fiscal year ending December 30, 2006; and

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

                                              By Order of the Board of Directors

                                              /s/ Glenn L. Purple
                                              ----------------------------
                                              Glenn L. Purple, Secretary

Farmington, Connecticut
May 2, 2006

      SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON APRIL 28, 2006 ARE ENTITLED TO NOTICE OF, AND TO VOTE AT, THE MEETING OR ANY ADJOURNMENT THEREOF.

      YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

      A copy of the Company's 2005 Annual Report to Shareholders and a Proxy Statement also accompany this Notice.

                          EDAC TECHNOLOGIES CORPORATION
                             1806 NEW BRITAIN AVENUE
                          FARMINGTON, CONNECTICUT 06032

           PROXY STATEMENT FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON WEDNESDAY, JUNE 7, 2006

                             SOLICITATION AND VOTING

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of EDAC Technologies Corporation ("EDAC" or the "Company") of proxies, in the accompanying form, to be used at the 2006 Annual Meeting of Shareholders of the Company to be held at the offices of the Company, 1790 New Britain Avenue, Farmington, Connecticut 06032, on Wednesday, June 7, 2006, at 9:30 a.m. local time, and any adjournments thereof.

      The Company's Annual Report for the fiscal year ended December 31, 2005 is being mailed to shareholders, along with these proxy materials, on or about May 2, 2006.

      At the close of business on April 28, 2006, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were 4,506,770 shares of common stock, par value $.0025 per share ("Common Stock"), outstanding and entitled to vote, constituting all of the outstanding voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

      The holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares that abstain or otherwise do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

      Assuming a quorum is present, the affirmative vote of the holders of a plurality of the votes cast by the shareholders entitled to vote at the Annual Meeting is required for the election of directors, meaning the five directors receiving the most votes will be elected. All other matters which are properly brought before the meeting will be approved upon the affirmative vote of a majority of the shares of Common Stock represented and voting on the matter. Shares that abstain from voting as to a particular matter, and shares held in "street name" by a broker or nominee that indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will not be voted in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or the shares voting on that matter.

      Although not required by law, the Company is seeking shareholder approval to ratify the appointment of Carlin, Charron & Rosen LLP as the Company's independent auditors for the 2006 fiscal year. If shareholders do not ratify such appointment, the Company may reevaluate its appointment.

      All shares of Common Stock represented by properly executed proxies that are received in time for the Annual Meeting and which have not been revoked will be voted in accordance with the instructions indicated in such proxies. If no such instructions are indicated, such shares of Common Stock will be voted "FOR" each nominee for election to the Board of Directors and "FOR" the ratification of the appointment of Carlin, Charron & Rosen, LLP as independent auditors of the Company. In addition, the persons designated in such proxies will have the discretion to vote on matters incident to the conduct of the Annual Meeting. If the Company proposes to adjourn the Annual Meeting, the persons named in the enclosed proxy card will vote all shares of Common Stock for which they have authority in favor of such adjournment.

      The grant of a proxy on the enclosed proxy card does not preclude a shareholder from voting in person at the Annual Meeting. A shareholder may revoke a proxy at any time prior to its exercise by delivering to the Secretary of the Company, prior to the Annual Meeting, a written notice of revocation bearing a later date and time than the proxy, delivering to the Secretary of the Company a duly executed proxy bearing a later date and time than the revoked proxy, or attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

VOTING QUESTIONS

WHAT AM I VOTING ON?

There are two proposals scheduled to be voted on at the meeting:

      -     The election of 5 directors; and

      - The ratification of the appointment of Carlin, Charron & Rosen LLP as the Company's Independent Auditors for 2006.

WHO IS ENTITLED TO VOTE?

You are entitled to vote or direct the voting of your EDAC Common Stock at the Annual Meeting if you were a shareholder at the end of the day on April 28, 2006, the record date. You may own EDAC Common Stock either (1) directly in your name as a shareholder of record or (2) indirectly through a broker, bank or other nominee as a beneficial owner. A shareholder of record is a person or entity that holds shares on the record date which are registered in such shareholder's name on the records of American Stock Transfer & Trust Company, EDAC's stock transfer agent. A beneficial owner is a person or entity that holds shares on the record date through a broker, bank or other nominee. Beneficial owners are generally entitled to provide voting instructions to the shareholder of record of those shares.

HOW CAN SHAREHOLDERS VOTE?

Shareholders of record can vote in person by attending the Annual Meeting or can vote by proxy. We send proxy cards to all shareholders of record to enable them to direct the voting of their shares. Brokers, banks and nominees typically offer telephonic or electronic means by which beneficial owners can submit voting instructions, in addition to the traditionally mailed voting instruction cards. You are welcome to attend the Annual Meeting and vote in person, however, if you are a beneficial owner, you will need to contact the broker, bank or other nominee through which you indirectly own the shares, to obtain a "legal proxy" to permit you to vote by written ballot at the Annual Meeting.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND SHAREHOLDERS VOTE ON THE MATTERS TO BE CONSIDERED AT THE MEETING?

The Board recommends a vote:

      FOR each of its nominees for election as director, and

      FOR the appointment of Carlin, Charron & Rosen LLP as Independent
      Auditors.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card.

COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If other matters are properly presented at the Annual Meeting for consideration, the persons named in your proxy card, if you are a shareholder of record, will have the discretion to vote on those matters for you.

                              ELECTION OF DIRECTORS

NOMINEES

      The Company's By-Laws provide for at least five and no more than nine directors to be elected at each Annual Meeting of Shareholders. Each director holds office until the next succeeding Annual Meeting and until his or her successor is duly elected. In accordance with the By-Laws, the Board of Directors has set the number of directors at five. Proxies may not be voted for more than five directors. The persons named in the enclosed proxy will vote to elect each of Joseph Lebel, Dominick A. Pagano, Stephen J. Raffay, Ross C. Towne and Daniel C. Tracy as directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. Each of the nominees is currently a director of the Company. Each of the nominees has indicated his willingness to serve, if elected, but if any of such persons should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors.

                                  DIRECTOR                         PRINCIPAL
NAME                      AGE      SINCE                           OCCUPATION
----------------------    ---     --------   ----------------------------------------------------
Joseph Lebel (1)           76       2005     Retired Quality Control Manager for the Company

Dominick A. Pagano (2)     62       2001     President and Chief Executive Officer of the Company
                                             and President and Chief Executive Officer of Dapco
                                             Industries, Inc. (a manufacturer of ultrasonic
                                             inspection equipment for the steel and railroad
                                             industries)

Stephen J. Raffay (3)      78       2000     Retired Vice-Chairman,
                                             Emhart Corporation (a manufacturer of various
                                             machinery and consumer products)

Ross C. Towne (4)          62       2001     Owner of Management Partners Inc. (a management
                                             consulting firm)

Daniel C. Tracy (5)        65       1999     Chairman of the Board of the Company and Business
                                             Consultant

      (1) Mr. Lebel was the Quality Control Manager for the Company from 1961 until he retired in 1995. He was a director of the Company from 2001 to 2002.

      (2) Mr. Pagano became President and Chief Executive Officer of the Company in August 2002 and also serves as President and Chief Executive Officer of Dapco Industries, Inc., a company that he founded in 1972. Mr. Pagano served as Chairman of the Board of Directors of American Environmental Technologies, Inc. from 1988 until 1999. Mr. Pagano has been a director of the Company since July 2001, but he did not serve as a director from April 2002 to October 2002.

      (3) Mr. Raffay served as a senior executive and as a director of Emhart Corporation until his retirement as Vice Chairman in 1987. Since then he has done consulting work and has served as a director of a number of companies.

      (4) Mr. Towne has owned Management Partners, Inc., a management consulting firm specializing in business planning, organizational restructuring and operational audits, since 1990. He served as President and Chief Financial Officer of The Washington Source, Inc. from 2000 to 2004.

      (5) Mr. Tracy was employed by Arthur Andersen LLP from 1963 until his retirement in 1998, serving since 1975 as a partner. Mr. Tracy is also a director of Great Western Land and Recreation, Inc.

      The Board of Directors recommends that shareholders vote FOR all of the nominees for director.

BOARD AND COMMITTEE MEETINGS AND RELATED MATTERS

      The Company has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee of the Board of Directors.

      The Audit Committee, composed of Messrs. Raffay, Towne and Tracy, held four meetings during 2005. The Audit Committee meets annually to consider the report and recommendation of the Company's independent auditors and is available for additional meetings upon request of such auditors. The Audit Committee's functions also include the engagement and retention of such auditors, adoption of accounting methods and procedures, public disclosures required for compliance with securities laws and other matters relating to the Company's financial accounting and reporting. For additional information regarding the Audit Committee, see the "Report of the Audit Committee" below.

      During 2005, the Compensation Committee was composed of Messrs. John Moses, William B. Bayne Jr., Joseph Lebel and Stephen Raffay. The Compensation Committee held one meeting during 2005. The Compensation Committee is currently composed of Messrs. Lebel, Raffay, Towne and Tracy. The Compensation Committee sets the compensation for the executive officers of the Company and establishes compensation policies for the Company's Chief Executive Officer and other executive officers. The Compensation Committee is primarily responsible for the administration of the Company's stock option plans, under which option grants may be made to employees, officers, directors and consultants.

      During 2005, the Governance and Nominating Committee was composed of Messrs. Bayne, Lebel, Raffay, Towne and Tracy. The Governance and Nominating Committee held one meeting during 2005. The Governance and Nominating Committee is currently composed of Messrs. Lebel, Raffay, Towne and Tracy. Prior to April 10, 2006, the Governance and Nominating Committee was formerly named the Nominating Committee.

      The Board of Directors held seventeen meetings during 2005, of which twelve were telephonic and for which no attendance fees were paid. No director attended fewer than 75% of the total number of meetings of the Board of Directors and each Committee on which he served.

      By letter dated March 9, 2006, John Moses resigned from the Board of Directors. In his letter of resignation, Mr. Moses indicated that his resignation was because his fellow Board members have repeatedly refused to address Mr. Moses' request to hire a full-time chief executive officer, and his request to change the manner in which directors are elected from plurality voting to majority voting. The Company believes that some of Mr. Moses' allegations are without merit. However, the Company has reviewed and continues to review the issues raised by Mr. Moses. In particular, because the Board of Directors and management are committed to strong corporate governance, the Board is following the discussions and studies regarding majority election of directors with interest. The Board of Directors believes that it would not be prudent to change its director election process until some of the ongoing studies are complete, more is known about the benefits and risks of alternative approaches to director elections, and a generally accepted framework for majority voting is agreed. Until such time, the Board believes it generally is in the best interest of shareholders to continue to follow its current process, which is the most widely used and tested industry practice for electing directors.

      The Board of Directors has determined that the following members of the Board are independent directors, as such term is defined in Nasdaq Rule 4200(a)(15): Joseph Lebel, Stephen J. Raffay, Ross C. Towne and Daniel C. Tracy.

DIRECTOR NOMINATIONS

      The Governance and Nominating Committee, formerly named the Nominating Committee, is currently composed of Messrs. Lebel, Raffay, Towne and Tracy. All of the committee members are independent directors. The duties and responsibilities of the Governance and Nominating Committee are set forth in a written Nominating Committee Charter, which the Board of Directors adopted on March 9, 2004. A copy of the charter is available on EDAC's website:
WWW.EDACTECHNOLOGIES.COM. Nominations of candidates for election as directors may be made by the Governance and Nominating Committee or by shareholders. The Governance and Nominating Committee will consider directors candidates recommended by shareholders.

      The general criteria that the Governance and Nominating Committee uses to select nominees are: such individual's reputation for integrity, honesty and adherence to high ethical standards; their demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company; their willingness and ability to contribute positively to the decision-making process of the Company; their commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees; their ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all shareholders; and no nominee should have, or appear to have, a conflict of interest that would impair the nominee's ability to represent the interests of all the Company's shareholders and to fulfill the responsibilities of a director.

      A shareholder may nominate one or more persons for election as a director at a meeting of shareholders only if such shareholder has given timely notice in proper written form of his or her intent to make such nomination or nominations. To be timely, such shareholder's notice must be delivered to or mailed to and received by the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the later of (i) the 60th calendar day prior to the date of such meeting or (ii) the 10th calendar day following the day on which public announcement is first made of the date of such meeting. In no event shall the public announcement of an adjournment of a meeting commence a new time period for the giving of a shareholder's notice described above. To be in proper form, a shareholder's notice to the Secretary shall set forth:

      - the name and address of the shareholder who intends to make the nomination, the name and address of the person or persons to be nominated;

      - a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting, that the shareholder will continue to be a holder of record of stock of the Company as of the date of such meeting and, if applicable, that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

      - if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

      - such other information regarding each nominee to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and

      - the consent of each nominee to serve as director of the Company if so elected.

      The Chairman of the meeting shall refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

DIRECTOR ATTENDANCE AT THE ANNUAL MEETING

      Although the Company does not have a formal policy with respect to director attendance at annual meetings, the Company strongly encourages directors to attend the annual meeting. All of our directors attended last year's annual meeting, and we expect that all of our directors will attend this year's annual meeting.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

      The Board will give appropriate attention to written communications on issues that are submitted by shareholders and other interested parties. Absent unusual circumstances, the Chairman of the Board of Directors will, with the assistance of the Company's outside legal counsel, (1) be primarily responsible for monitoring communications from shareholders and other interested parties and
(2) provide copies or summaries of such communications to the other directors as he considers appropriate.

      Shareholders and other interested parties who wish to send communications to the Board should address such communications to Daniel C. Tracy, Chairman of the Board, EDAC Technologies Corporation, 1806 New Britain Ave., Farmington, CT 06032.

FEES OF INDEPENDENT AUDITORS

      The following is a summary of the fees billed by the Company's principal accountant for professional services rendered for the fiscal years ended January 1, 2005 and December 31, 2005.

FEE CATEGORY           FISCAL 2004 FEES      FISCAL 2005 FEES
------------------     ----------------      ----------------
Audit Fees                      $74,500               $80,000
Audit-related fees                   --                    --
Tax Fees                             --                    --
All Other Fees                   14,000                15,000
                       ----------------      ----------------
Total Fees                      $88,500               $95,000
                       ================      ================

      AUDIT FEES. Services consist of the audit of the Company's annual financial statements and review of financial statements included in the Company's quarterly reports on Form 10-Q.

      AUDIT-RELATED FEES. Services consist of that which are reasonably related to the performance of the audit or review of the Company's consolidated financial statements, but are not reported under "Audit Fees." No such fees were incurred during the past two years.

      TAX FEES. Services consist of tax return preparation and tax advice for federal and state taxes. Services for 2004 and 2005 were provided by accountants other than the Company's principal accountant.

      ALL OTHER FEES. Services consist of audits of the Company's employee benefit plans.

      The Audit Committee of the Board of Directors of the Company considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of Carlin, Charron & Rosen, LLP.

      The Audit Committee's policy is to pre-approve all audit services, audit related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by case basis.

      The Audit Committee approved all services and fees billed by the Company's principal accountant for the fiscal years ended January 1, 2005 and December 31, 2005.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee is composed of three members of the Company's Board of Directors, Messrs. Raffay, Towne and Tracy. Because the Company's Common Stock is traded on the OTC Bulletin Board, the Company is not subject to the listing requirements of any securities exchange or The Nasdaq Stock Market regarding the composition of the

Company's Audit Committee. However, each member of the Audit Committee is independent, as defined in Rule 4200(a)(15) for the listing standards of The Nasdaq Stock Market. The Board has identified Mr. Daniel Tracy as the "Audit Committee Financial Expert" as defined by the rules of the Securities and Exchange Commission (the "Commission"). The duties and responsibilities of the Audit Committee are set forth in a written Audit Committee Charter, which the Board of Directors adopted on March 14, 2001, and amended on March 3, 2003 and March 8, 2004.

      The Audit Committee has:

      - reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2005, with the Company's management and with the Company's independent auditors;

      - discussed with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61, "Communications with Audit Committees," as currently in effect; and

      - received and discussed with the Company's independent auditors the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors the matters disclosed in the letter and their independence from the Company.

      Based on such review and discussions with management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Commission.

                                              AUDIT COMMITTEE:

                                              Stephen J. Raffay, Chairman
                                              Ross C. Towne
                                              Daniel C. Tracy

COMPENSATION OF DIRECTORS

      In 2005, the Company paid directors of the Company a retainer of $2,500 for the 1st fiscal quarter and $3,125 for each fiscal quarter thereafter. In 2005, the Company also paid directors $1,000 for each non-telephonic Board of Directors or committee meeting attended prior to April 1, 2005, and $1,500 for each non-telephonic Board of Directors or committee meeting attended thereafter. The Chairman of the Board of Directors was paid an additional retainer of $1,250 each fiscal quarter and an additional $500 per non-telephonic meeting attended. Each director who serves as Chairman of a committee was paid an additional $500 for each non-telephonic meeting chaired by such director. Effective March 7, 2006, in addition to the fees described above, each director who participates in a telephonic Board of Directors or committee meeting at which a substantive resolution is considered will be paid $500.

      Each new director of the Company is granted a stock option to purchase 10,000 shares of Common Stock on the day of such director's initial election to the Board of Directors. The exercise price of such options is equal to the fair market value of the Company's Common Stock on the date of grant.

EXECUTIVE OFFICERS

      The following table sets forth the name, age and current positions and offices of each executive officer of the Company:

NAME                     AGE                    OFFICE
------------------       ---    ------------------------------------------
Dominick A. Pagano        62    President and Chief Executive Officer
Luciano M. Melluzzo       42    Vice President and Chief Operating Officer
Glenn L. Purple           50    Vice President - Finance, Chief Financial
                                Officer and Secretary

      Mr. Pagano became President and Chief Executive Officer of the Company in August 2002 and also serves as President and Chief Executive Officer of Dapco Industries, Inc. He has served as President and Chief Executive Officer of Dapco Industries since he founded that company in 1972.

      Mr. Melluzzo joined the Company in November 2003 as Engineering Manager for the Company's Spindle and Design operations. He was promoted in December 2004 to General Manager and in November 2005 was appointed Vice President and Chief Operating Officer. Prior to joining the Company and since May 1999, Mr. Melluzzo served as the Manager of Sales and Marketing of Quality Engineering Services, a manufacturing and design company, unaffiliated with the Company, specializing in molds, tool design, fixture and gage fabrication and special machinery.

      Mr. Purple joined the Company in February 1982 as Controller. He served as Controller until November 2002, when he was appointed Vice President - Finance, Chief Financial Officer and Secretary of the Company. Mr. Purple also served as Vice President - Finance and Chief Financial Officer of the Company from 1989 through 1996.

      Officers are elected annually by, and serve at the discretion of, the Board of Directors.

SHAREHOLDER RETURN PERFORMANCE GRAPH

      The following performance graph compares the five year cumulative total shareholder return from investing $100 on December 31, 2000 in the Company's Common Stock to (i) the Total Return Index for The Nasdaq Stock Market (U.S.

Companies) (the "Nasdaq (US) Index") and (ii) the Total Return Index for Nasdaq Trucking and Transportation Stocks (the "Nasdaq Transportation Index").

      COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN OF EDAC COMMON STOCK,
                NASDAQ (US) INDEX AND NASDAQ TRANSPORTATION INDEX

                                  [LINE GRAPH]

                                             NASDAQ            EDAC
                          NASDAQ (US)    TRANSPORTATION    TECHNOLOGIES
FISCAL YEAR ENDED            INDEX           INDEX          CORPORATION
-----------------         -----------    --------------    ------------
December 30, 2000            $100.000          $100.000        $100.000
December 29, 2001              79.322           118.241         234.412
December 28, 2002              54.836           120.353          63.661
January 3, 2004                81.989           172.371         131.321
January 1, 2005                89.225           220.960         197.382
December 31, 2005              91.118           230.842         455.685

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Design and Objectives

The Compensation Committee (the "Committee") is responsible for the design and administration of EDAC's executive and management compensation programs. The objective of the programs, through a combination of short and long term incentives, is to give emphasis to performance based compensation and to align shareholder and executive interests.

Program Elements and Performance Metrics

Different elements of executive compensation serve one or more program objectives.

Base salaries are generally set for retention and for performance.

Annual bonuses recognize current year results. Bonus awards are determined for EDAC operating unit managers and for the Corporate Officers against metrics established at the beginning of each year. Individual awards are made based on an individual's performance overall and against specific business and personal objectives. Similar performance targets have been adopted by the Committee and approved by the Board of Directors for fiscal year 2006.

Corporate officers' targets in 2005 were based on aggressive goals for the Company's sales, income before tax and personal performance objectives. Operating unit managers' targets were based on aggressive goals for the Company's income before tax, their unit's gross profit and personal performance objectives.

Long term incentive awards granted in December 2005 consisted of stock options. Stock options granted have a term of ten years, were priced at market on the date of grant, and will vest over a three year period.

Achievements, Performance and Return to Shareholders

EDAC continued to improve its financial performance in 2005:

      - revenues increased $1,798,000, or 5%, while operating profit increased $1,384,000, or 98%;

      - income before income taxes and gains on debt forgiveness or restructuring as a percentage of sales was the highest in the last 18 years;

      -     cash flow from operations increased 334% or $3,312,000 from 2004;

      - debt as a percentage of equity improved to 105% at December 31, 2005 from 196% at January 1, 2005;

      - sales backlog increased 19% to $21,700,000 at December 31, 2005 from $18,300,000 at January 1, 2005; and

      - EDAC's stock price increased $1.90 or 131% for 2005, compared with 2% for the Total Return Index for the NASDAQ Stock Market (U.S. Companies); EDAC's three year increase in its stock price through 2005 was $3.19 or 625%, compared with 66% for the Total Return Index for the NASDAQ Stock Market (U.S. Companies).

CEO Compensation

Under Mr. Pagano's leadership, from August 13, 2002 through December 31, 2005, EDAC's stock price increased from $0.61 to $3.70, sales have increased from $25.7 million in 2002 to $35.0 million in 2005 and negative working capital and net worth amounts both improved to positive $7.0 million and $8.8 million, respectively

Compensation actions affecting the CEO are based on the Company's financial performance, short and long term, and on assessments of his and EDAC's performance overall. In recognition of Mr. Pagano's and EDAC's exceptional performance during 2005 and prior fiscal years, as detailed above, the Committee, in 2006, granted him a bonus for fiscal year 2005 of $90,000. Additionally, beginning in 2006, Mr. Pagano will be eligible under the Company's incentive plan for an annual bonus based on meeting certain objectives. Mr. Pagano's current base compensation is $180,000 per year. Mr. Pagano and the Committee agreed to continue Mr. Pagano's base compensation at this level for fiscal year 2006 to increase the focus on performance based incentive programs rather than base compensation.

                                              COMPENSATION COMMITTEE:
                                              Ross C. Towne, Chairman
                                              Joseph P. Lebel
                                              Stephen J. Raffay
                                              Daniel C. Tracy

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION INFORMATION

      The following table sets forth certain information concerning compensation for each of the last three fiscal years of the Company's Chief Executive Officer and the only other executive officers of the Company whose total salary and bonus during 2005 exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION
                                           -------------------------------------        LONG TERM
                                                                                       COMPENSATION
                                                                                           AWARDS
                                                                         OTHER         ------------
                                                                         ANNUAL         SECURITIES
                                                                         COMPEN-        UNDERLYING       ALL OTHER
NAME AND PRINCIPAL                          SALARY       BONUS           SATION           OPTIONS       COMPENSATION
      POSITION                    YEAR       ($)          ($)              ($)             (#)           ($) (1)
-------------------------         ----     --------     --------         -------       ------------     ------------
Dominick A. Pagano                2005      180,000       90,000 (2)          --                 --           18,875
 President and Chief              2004      180,000           --                                 --           17,000
 Executive Officer                2003      165,923           --              --                 --           16,000

Luciano M. Melluzzo               2005      127,192       42,274              --             20,000               --
 Vice President and Chief         2004           --           --              --                 --               --
 Operating Officer (3)            2003           --           --              --                 --               --

Glenn L. Purple                   2005      124,916       48,261              --             10,000               --
 Vice President and Chief         2004      108,000       15,186              --              7,500               --
 Financial Officer                2003      104,981           --              --                 --               --

      (1) Other compensation for Mr. Pagano represents director retainers and board meeting fees.

      (2) Mr. Pagano's bonus for 2005 was declared in April 2006 and will be expensed by the Company in 2006.

      (3) Mr. Melluzzo became Vice-President and Chief Operating Officer on November 7, 2005.

OPTION GRANTS

      The following table provides certain information regarding stock options granted to the Named Executive Officers in 2005.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                                ---------------------------------------------------------          POTENTIAL REALIZABLE
                                                PERCENT OF                                           VALUE AT ASSUMED
                                 NUMBER OF         TOTAL                                          ANNUAL RATES OF STOCK
                                SECURITIES        OPTIONS                                           PRICE APPRECIATION
                                UNDERLYING      GRANTED TO        EXERCISE                        FOR OPTION TERM ($) (3)
                                  OPTIONS      EMPLOYEES IN         PRICE      EXPIRATION         -----------------------
      NAME                      GRANTED (#)   FISCAL YEAR (1)     ($/SH)(2)       DATE             5% ($)       10% ($)
-------------------             -----------   ---------------     ---------    ----------         -------      ----------
Luciano M. Melluzzo                20,000           44.4            3.70        12/30/15           46,538       117,937
Glenn L. Purple                    10,000           22.2            3.70        12/30/15           23,269        58,968

(1) Based on a total of 45,000 shares subject to options granted to employees under the Company's option plans in fiscal year 2005.

(2) Under all of the Company's option plans, the exercise price is equal to the fair market value of the Company's Common Stock on the date of grant.

(3) The dollar amounts under these columns represent hypothetical gains that could be achieved for options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date options are granted, net of option exercise price. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's Common Stock, the option holder's continued employment throughout the option period, and the date on which options are exercised.

FISCAL YEAR-END OPTION VALUES

      The following table provides certain information regarding options held by the Named Executive Officers as of December 31, 2005.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                          NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                               UNDERLYING                 IN-THE-MONEY
                                                                         UNEXERCISED OPTIONS AT            OPTIONS AT
                                                                          FISCAL YEAR-END (#)        FISCAL YEAR END ($)(1)
                                    SHARES ACQUIRED        VALUE       -------------------------    -------------------------
       NAME                         ON EXERCISE (#)    REALIZED ($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
-------------------                 ---------------    ------------    -------------------------    -------------------------
Dominick A. Pagano                           --               --           140,000/-                    $434,000/-
Luciano M. Melluzzo                          --               --             4,166/23,334               $10,357/7,718
Glenn L. Purple                              --               --            15,500/15,000               $41,627/11,100

(1) Based on the last reported sale price of the Common Stock on the OTC Bulletin Board on December 31, 2005 ($3.70), less the option exercise price.

Pension Plan

      The Company maintains a defined benefit plan that was frozen with respect to all future benefits as of April 1, 1993. The Named Executive Officers that will benefit under the plan are Luciano Melluzzo and Glenn Purple. From the period 1984 to 1992, Mr. Melluzzo had earned an estimated annual retirement benefit that will be payable upon attainment of age 65 in the amount of approximately $2,600. From the period 1982 to 1993, Mr. Purple had earned an estimated annual retirement benefit that will be payable upon attainment of age 65 in the amount of approximately $7,800.

EMPLOYMENT AGREEMENTS

      As of February 13, 2005, the Company and Mr. Pagano entered into an amended and restated employment agreement, which replaced his February 13, 2004 employment agreement. Under the agreement, the initial term of Mr. Pagano's employment agreement commenced on February 13, 2005 and continued through December 31, 2005 and automatically extends for successive periods of 90 days unless either party gives the other 30 days advance written notice to the contrary. The current extension of the agreement expires on June 29, 2006. Prior to its expiration, the Company anticipates amending the agreement for a twelve month period ending June 30, 2007 under terms and conditions (including base compensation) similar to those contained in the current agreement.

      Under the agreement, the Company may terminate Mr. Pagano's employment upon cause or disability (each as defined in the agreement). If the Company terminates Mr. Pagano's employment for any reason other than cause, disability or death, or if Mr. Pagano terminates his employment for "good reason", Mr. Pagano is entitled to receive a lump sum severance payment equal to his base salary for the then remaining employment term. Mr. Pagano can also terminate his employment for "good reason" if his ability to carry out his duties and responsibilities as President and Chief Executive Officer of the Company are circumvented or undermined by the actions of the Board in communicating directly with employees of the Company (other than any such communications contemplated by applicable law, regulation or stock market rule, or by any of the Company's policies or procedures established by the Board in connection with the same).

      As set forth in the agreement, Mr. Pagano's base salary is $15,000 per month.

      The Company is presently negotiating and anticipates entering into employment agreements with the other Named Executive Officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee consists solely of independent directors. During the fiscal year ended December 31, 2005, the following board members served on the Compensation Committee: William B. Bayne, Joseph P. Lebel, John Moses and Stephen J. Raffay. No member of the Compensation Committee was at any time during fiscal year 2005 an officer or employee of the Company or any subsidiary of the Company, or formerly an officer of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee of the Board of Directors has appointed Carlin, Charron & Rosen LLP as the Company's independent auditors for the 2006 fiscal year. Carlin, Charron & Rosen LLP has served as the Company's independent auditors since August 2003. Although this appointment is not required to be submitted to a vote of shareholders, the Company believes it appropriate as a matter of policy to request that the shareholders ratify the appointment. If shareholder ratification is not received, the Audit Committee of the Board of Directors may reconsider the appointment of Carlin, Charron & Rosen LLP.

      It is expected that a representative of Carlin, Charron & Rosen LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions.

                               SECURITY OWNERSHIP

            The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of April 5, 2006 by (i) each director, nominee for director and Named Executive Officer, (ii) each person or entity known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock and (iii) all directors and executive officers as a group.

      The Company has determined beneficial ownership in accordance with the rules of the Commission. Unless otherwise indicated, the persons included in the table have sole voting and investment power with respect to all shares beneficially owned, except to the extent authority is shared with spouses under applicable law. Shares of Common Stock subject to options that are either currently exercisable or exercisable within 60 days of April 5, 2006 are deemed to be outstanding and to be beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                                               NUMBER OF SHARES        PERCENT
NAME                                          BENEFICIALLY OWNED      OF CLASS
-----------------------------------------     ------------------      --------
William B. Bayne, Jr. (1)                           425,008              9.4
Joseph P. Lebel (2)                                 139,557              3.1
Luciano M. Melluzzo (3)                               5,207                *
John Moses (4)                                      533,690             11.8
Dominick A. Pagano (5)                              342,768              7.4
Glenn L. Purple (6)                                  45,305              1.0
Stephen J. Raffay (7)                                18,000                *
Ross C. Towne (8)                                    77,090              1.7
Daniel C. Tracy (9)                                 127,468              2.8
All Directors and Executive Officers as a
group (7 persons) (10)                              755,395             16.0

      * Represents beneficial ownership of less than 1%.

      (1) Mr. Bayne's address is 1806 South Arlington Ridge Road, Arlington, Virginia 22202. Mr. Bayne resigned as a director on March 14, 2006.

      (2)   Includes 10,000 shares subject to stock options held by Mr. Lebel.

      (3) Includes 4,166 shares subject to stock options held by Mr. Melluzzo. Mr. Melluzzo is Vice President and Chief Operating Officer, and is not a director.

      (4) Includes 10,000 shares subject to stock options held by Mr. Moses. Mr. Moses' address is 3616 North Albemarle Street, Arlington, Virginia, 22207. Mr. Moses resigned as a director on March 9, 2006.

      (5) Includes 140,000 shares subject to stock options held by Mr. Pagano. Mr. Pagano's address is 1806 New Britain Avenue, Farmington, Connecticut 06032.

      (6) Includes 16,334 shares subject to stock options held by Mr. Purple. Mr. Purple is Vice President - Finance, Chief Financial Officer and Secretary, and is not a director.

      (7)   Includes 10,000 shares subject to stock options held by Mr. Raffay.

      (8)   Includes 10,000 shares subject to stock options held by Mr. Towne.

      (9)   Includes 25,000 shares subject to stock options held by Mr. Tracy.

      (10) Includes 215,500 shares subject to stock options held by all directors and executive officers as a group.

      The above beneficial ownership information is based upon information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Exchange Act. It is not necessarily to be construed as an admission of beneficial ownership for other purposes and may include shares as to which beneficial ownership is disclaimed.

                              SHAREHOLDER PROPOSALS

      Any shareholder who desires to submit a proposal for inclusion in the proxy statement and form of proxy for the Company's 2007 Annual Meeting must submit the proposal in writing to Glenn L. Purple, Secretary, EDAC Technologies Corporation, 1806 New Britain Avenue, Farmington, Connecticut 06032, no later than January 2, 2007.

      The Company's Amended and Restated By-Laws require a shareholder to give advance notice of any proposal, including the nomination of candidates for the Board of Directors, that the shareholder wishes to bring before a meeting of shareholders of the Company. In general, for a proposal to be brought before a meeting of shareholders by a shareholder, written notice of the shareholder proposal must be delivered to, or mailed to and received by, the Secretary of the Company at the principal executive offices of the Company, not later than the close of business on the later of (i) the 60th calendar day prior to the date of such meeting or (ii) the 10th calendar day following the day on which public announcement is first made of the date of such meeting. The written notice of a shareholder proposal must contain all of the information required by the Company's Amended and Restated By-Laws. Notices of intention to present proposals at the 2007

Annual Meeting should be addressed to Glenn L. Purple, Secretary, EDAC Technologies Corporation, 1806 New Britain Avenue, Farmington, Connecticut 06032.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of the Company's equity securities on Forms 4 or 5. The rules promulgated by the Commission under Section 16(a) of the Exchange Act require those persons to furnish the Company with copies of all reports filed with the Commission pursuant to Section 16(a). Based solely upon a review of such forms actually furnished to the Company, and written representations of certain of the Company's directors and executive officers that no forms were required to be filed, the Company believes that during fiscal year 2005, all directors, executive officers and 10% shareholders of the Company have filed with the Commission on a timely basis all reports required to be filed under Section 16(a) of the Exchange Act.

                                  OTHER MATTERS

      The Board of Directors does not know of any other matters which may be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

      All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

      THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                              By Order of the Board of Directors

                                              /s/ Glenn L. Purple
                                              -----------------------------
                                              Glenn L. Purple, Secretary

Farmington, Connecticut
May 2, 2006

                        ANNUAL MEETING OF SHAREHOLDERS OF

                          EDAC TECHNOLOGIES CORPORATION

                                  JUNE 7, 2006


                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

     Please detach along perforated line and mail in the envelope provided.
[ ]
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR
               DIRECTOR AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
        VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------

                                                                                                                FOR  AGAINST ABSTAIN
1.ELECTION OF DIRECTORS:                               2. To ratify the appointment of Carlin, Charron & Rosen, [ ]    [ ]     [ ]
                                                          LLP as independent auditors of the Company for the
                            NOMINEES:                     fiscal year ending December 30, 2006.
[ ] FOR ALL NOMINEES        Joseph Lebel
                            Dominick A. Pagano
[ ] WITHHOLD AUTHORITY      Stephen J. Raffay          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
    FOR ALL NOMINEES        Ross C. Towne              PROMPTLY USING THE ENCLOSED ENVELOPE.
                            Daniel C. Tracy

[ ] FOR ALL NOMINEES EXCEPT
    (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL
NOMINEES EXCEPT" and write the nominee(s) name(s) on the line provided below:

         _____________________________________

         _____________________________________

_________________________________________________




To change the address on your account, please check the box at right and          [  ]
indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder    [            ]       Date: [          ]  Signature of Shareholder [             ] Date:  [           ]

      NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
[ ]                                                                          [ ]

                                                                             [ ]
                          EDAC TECHNOLOGIES CORPORATION

                  ANNUAL MEETING OF SHAREHOLDERS - JUNE 7, 2006

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned appoints each of Glenn L. Purple and Edward J. Samorajczyk, Jr., and each of them, as proxies (with full power of substitution) of the undersigned to attend the Annual Meeting of Shareholders of EDAC Technologies Corporation (the "Company") to be held on June 7, 2006 at 9:30 a.m., local time, at the offices of the Company, 1790 New Britain Avenue, Farmington, Connecticut and any adjournment thereof, and to vote the shares of common stock of the Company held by the undersigned on April 28, 2006, as specified on the reverse side and on any other matters that may properly come before said meeting, or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSAL 2.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)
[ ]                                                                          [ ]